                                 [Letterhead]


                                        Boston
                                        October 30, 1996



Trustees of Prudential Municipal Series Fund
c/o Prudential Mutual Fund Management, Inc.
One Seaport Plaza
New York, N.Y.  10292

          Re:  Post-Effective Amendment to
               Registration Statement on Form N-1A
               -----------------------------------

Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law in connection with the filing by Prudential Municipal Series Fund, a Massachusetts trust with transferable shares (the "FUND"), pursuant to Section 24(e)(1) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, of Post-Effective Amendment No. 33 to the Fund's Registration Statement on Form N-1A (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Registration No. 2-91216, and Post-Effective Amendment No. 34 to the Fund's Registration Statement under the Investment Company Act of 1940, as amended, Registration No. 811-4023 (collectively, the "AMENDMENT").

     We have acted as Massachusetts counsel to the Fund in connection with the preparation of the Amendment and the authorization by the Trustees of the Fund of the issuance and sale of the several series of shares of beneficial interest, $.01 par value, of the Fund (the "SHARES") which are to be registered pursuant to the Amendment. In this connection we have examined and are familiar with the Amended and Restated Declaration of Trust dated August 17, 1994 of the Fund, amending and restating the original Declaration of Trust dated May 18, 1984 under which the Fund was established (the "ORIGINAL DECLARATION"), which, as theretofore amended, was amended and restated by an Amended and Restated Declaration of Trust (the "AMENDED AND RESTATED DECLARATION") dated August 17, 1994, and supplemented by Amended Certificates of Designation dated December 1, 1995 and October 25, 1996 (the Original Declaration, as so amended, restated and supplemented, is hereinafter referred to as the "DECLARATION") the Bylaws of the Fund, the Amendment, substantially in the form in which it is to be filed with the Securities and Exchange Commission (the "SEC"), the most recent forms of the Prospectus (the "PROSPECTUS") and the Statement of Additional Information (the "SAI") included in the Fund's Registration Statement on Form N-1A, the actions of the Trustees

Trustees of Prudential                -2-                      October 30, 1996
  Municipal Series Fund

to organize the Fund and to authorize the issuance of the Shares, certificates of Trustees and officers of the Fund and of public officials as to matters of fact, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of The Commonwealth of Massachusetts:

     1. The Fund has been duly organized and is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2. The Fund is authorized to issue an unlimited number of Shares; the Shares to be registered pursuant to the Amendment have been duly and validly authorized by all requisite action of the Trustees of the Fund, and no action of shareholders of the Fund is required in such connection.

     3. The Shares, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, fully paid and nonassessable by the Fund.

     With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     We hereby consent to the reference to us in the Prospectus, and to the filing of this letter with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                 Very truly yours,

                                 /s/ Sullivan & Worcester LLP

                                 SULLIVAN & WORCESTER LLP